NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

NUMBER

Sino Agro
FOODS, INC.

SHARES

AUTHORIZED COMMON STOCK:
100,000,000 SHARES
PAR VALUE: $0.001

CUSIP NO. 829355 10 6

THIS CERTIFIES THAT

Is the record holder of

Fully paid and non-assessable shares of **SINO AGRO FOODS, INC.** Common Stock transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

DIRECTOR

SINO AGRO FOODS, INC.
CORPORATE
Seal
NEVADA

DIRECTOR

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned by Pacific Stock Transfer Co
Las Vegas, Nevada

Authorized Signature